Case No. 10-12302 PJW

Reporting Period: June 1 through June 30, 2011

Capital Growth Systems, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
For the month ended June 30,  2011
(Unaudited)

For the month ended June 30, 2011

REVENUES	$0

COST OF REVENUES	0

GROSS MARGIN	0

OPERATING EXPENSES

Compensation	20,000
Travel and entertainment	2,931
Occupancy	0
Professional services	1,611
Insurance	0
Bad Debt Expense	0
Depreciation & Amortization	0
Restructuring Expenses	0
Other expense (Income)	$(176,542)

TOTAL OPERATING EXPENSES	-152,000

OPERATING INCOME (LOSS)	152,000

Interest Expense (Income)	(301)
(Gain) Loss on Sale of Assets and Assumption of Liabilities	178,794
Income Tax Expense	0

NET INCOME (LOSS)	$(26,493)

Case No.10-12302 PJW
Reporting Period: June 1 through June 30, 2011

Capital Growth Systems, Inc.and Subsidiaries
Condensed Consolidated Statements of Operations
For the six-month period ended June 30, 2011
(Unaudited)

For the six-month period ended June 30, 2011

REVENUES	$19,787,589

COST OF REVENUES	14,744,883

GROSS MARGIN	5,042,706

OPERATING EXPENSES

Compensation	3,807,392
Travel and entertainment	374,165
Occupancy	787,017
Professional services	404,806
Insurance	133,335
Bad Debt Expense	82,931
Depreciation & Amortization	911,617
Restructuring Expenses	1,258,788
Other Expense (Income)	-244,944

TOTAL OPERATING EXPENSES	7,515,107

OPERATING INCOME (LOSS)	(2,472,401)

Interest Expense	6,468,809
(Gain) Loss on Sale of Assets and Assumption of Liabilities	(35,343,123)
Income Tax Expense	90,453

NET INCOME (LOSS)	$26,311,460

Case No.10-12302 PJW

Reporting Period: June 1 through June 30, 2011

Capital Growth Systems, Inc. and Subsidiaries
Condensed Consolidated Balance Sheet
June 30, 2011
(Unaudited)

June 30, 2011

ASSETS
CURRENT ASSETS
Cash	$1,620,450
Accounts Receivable, net	0
Other Current Assets	3,426,620
Total Current Assets	5,047,070

Fixed Assets, gross	2,449,750
Accumulated Depreciation	(2,430,782)
Fixed Assets, net	18,968

Other Assets	0
Intangible Assets	0
Goodwill	0

TOTAL ASSETS	$5,066,038

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES
Current maturities of long-term debt	$0
Post-Petition Accounts Payable	2,210,010
Pre-Petition Accounts Payable	0
Post-Petition Accrued Expenses	9,153,160
Pre-Petition Accrued Expenses	1,266,084
Deferred Revenue	0
Total Current Liabilities	12,629,254

Long-term debt	0
Taxes	0

Total Liabilities	12,629,254

SHAREHOLDERS' EQUITY (DEFICIT)
Common stock	17,015
Additional Paid in Capital	91,856,979
Retained Earnings, beginning of year	(125,359,811)
Cumulative (gain) loss on currency translation	(388,859)
Current Year Retained Earnings Inc/Loss	26,311,460

Total Equity	(7,563,216)

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)	$5,066,038

Case No.	10-12302 PJW
Reporting Period: June 1 through
June 30, 2011

Capital Growth Systems, Inc.
Consolidated AP Aging Report (post-petition)

As of 6/30/2011

	Current	31-60	61-90	Over 90	Total
Total Trade Accounts Payable	$0	$11,802	$36,393	$2,161,815	$2,210,010

Case No.	10-12302 PJW
Reporting Period: June 1 through
June 30, 2011

Capital Growth Systems, Inc.
Consolidated AR Aging Report (Gross Receivables)

As of 6/30/2011

	Current	1-30 Days	31 - 60 Days	61+	Total
Total Trade Accounts Receivables	$0	$0	$0	$0	$0